UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2007
Date of Report (Date of earliest event reported)

LINCOLN GOLD CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-25827	88-0419475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 350, 885 Dunsmuir Street
Vancouver, British Columbia Canada	V6C 1N5
(Address of principal executive offices)	(Zip Code)

604-688-7377
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Material Definitive Agreement

Effective May 14, 2007, we have entered into subscription agreements with an aggregate of twenty-five investors for the purchase and sale of an aggregate of 3,275,000 units at a price of US$0.10 per unit for total proceeds of US$327,500 pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Each unit is comprised of one share of common stock and one share purchase warrant (each, a “Warrant”). Each Warrant entitles the investor to purchase one additional share of common stock at a price of $0.15 per share from the date of issue to the date that is two years from the date of issue. Further details of the sales of the Units are provided in Item 3.02 of this current report.

A form of the subscription agreement executed between us and the subscribers is attached hereto as Exhibit 10.1.

Item 3.02           Unregistered Sales of Equity Securities

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

  On May 14, 2007, we completed a private placement with twenty-five investors of 3,275,000 units at a price of US$0.10 per unit for total proceeds of US$327,500 pursuant to Rule 903 of Regulation S of the Act. Each unit is comprised of one share of common stock and one share purchase warrant. Each warrant entitles the investor to purchase one additional share of common stock at a price of US$0.15 per share for a two year period from the date of the issuance of the warrants. We paid total commissions equal to $19,425 in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 9.01.           Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro forma Financial Information.

Not applicable.

(c)           Shell Company Transaction.

Not applicable.

(d)           Exhibits.

Exhibit	Description

10.1	Form of Subscription Agreement (1)

(1)           Filed as an exhibit to this current report on Form 8-K.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN GOLD CORPORATION

/s/ Paul F. Saxton

By: ____________________________________________
DATE: May 18, 2007	PAUL F. SAXTON
President and Chief Executive Officer

4.